                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c) or
      Subsection 240.14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         AMERIANA BANCORP
---------------------------------------------------------------
    (Name of Registrant as Specified in its Charter)

                         AMERIANA BANCORP
----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]       No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

     5.     Total fee paid:

_________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                 [AMERIANA BANCORP LETTERHEAD]












                          April 4, 1997




Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of Ameriana Bancorp, to be held at 2118 Bundy
Avenue, New Castle, Indiana, on Thursday, May 15, 1997, at 10:00 a.m.

          The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions of shareholders.

          Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 1996, is contained in our annual report, which is also enclosed.

          Please sign, date and promptly return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

          We look forward to seeing you at the meeting.

                           Sincerely,

                           /s/ Harry J. Bailey

                           Harry J. Bailey
                           President and Chief Executive Officer

                        AMERIANA BANCORP
                        2118 Bundy Avenue
                    New Castle, Indiana  47362
_________________________________________________________________
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held on May 15, 1997
_________________________________________________________________

     The Annual Meeting of Shareholders (the "Meeting") of
Ameriana Bancorp (the "Company") will be held at 2118 Bundy
Avenue, New Castle, Indiana, on Thursday, May 15, 1997, at 10:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.     The election of two directors of the Company;

          2.     The ratification of the appointment of Geo. S.
                 Olive & Co. LLC as auditors for the Company for the fiscal year ending December 31, 1997; and

          3. Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing pro-posals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of busi-ness on March 21, 1997, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Howard J. Pruim

                              HOWARD J. PRUIM
                              SECRETARY

New Castle, Indiana
April 4, 1997
_________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVEN-IENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
_________________________________________________________________

                      PROXY STATEMENT
                            OF
                     AMERIANA BANCORP
                     2118 BUNDY AVENUE
                  NEW CASTLE, INDIANA 47362


               ANNUAL MEETING OF SHAREHOLDERS
                       May 15, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 15, 1997, at 10:00 a.m. The Company is the holding company for Ameriana Savings Bank, F.S.B., headquartered in New Castle, Indiana (the "Bank"), and Deer Park Federal Savings and Loan Association, headquartered in Cincinnati, Ohio (the "Association"). The accompanying notice of meeting and this Proxy Statement are being first mailed to shareholders on or about April 4, 1997.

_________________________________________________________________
              Voting and Revocation of Proxies
_________________________________________________________________

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secre-tary of the Company or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy should be sent to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362, and will be effective if received by the Secretary prior to the Meeting. A previously submitted proxy will also be revoked if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of the other proposals set forth in this Proxy Statement for consideration at the Meeting. Any proxies marked as abstentions will not be counted as votes cast. In addition, any shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Any proxies marked as abstentions or as broker nonvotes will, however, be treated as shares present for purposes of determining whether a quorum is present.

_________________________________________________________________
          Voting Securities and Security Ownership
_________________________________________________________________

     Shareholders of record as of the close of business on March
21, 1997, are entitled to one vote for each share then held. As of March 21, 1997, the Company had 3,261,206 shares of common stock, par value $1.00 per share, issued and outstanding.

     The following table sets forth information as of March 21, 1997 (i) with respect to any person who was known to the Company to be the beneficial owner of more than five percent of the Company's common stock and (ii) as to the Company's common stock beneficially owned by each director of the Company, each executive officer of the Company named in the "Compensation Summary" table below and all directors and executive officers of the Company as a group. All beneficial ownership is by sole voting and investment power, except as otherwise indicated.

                                 Amount and
                                 Nature of
                                 Beneficial            Percent of
Beneficial Owner                 Ownership (1)        Common Stock
----------------                 -------------        -------------

Dimensional Fund Advisors, Inc.    217,166 (2)         6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Harry J. Bailey                     45,333             1.4%
Donald C. Danielson                115,053             3.5%
Charles M. Drackett, Jr.            16,800              .5%
R. Scott Hayes                      35,400             1.1%
Michael E. Kent                     23,000              .7%
Paul W. Prior                      107,998             3.3%
Ronald R. Pritzke                   19,794              .6%
Howard J. Pruim                     43,506             1.3%
Edward J. Wooton                    25,187              .8%

All Directors and Executive        514,802            15.3%
Officers as a Group (14 persons)

____________
(1) As to the Company's directors and executive officers, includes 9,333, 8,000, 8,000, 8,000, 8,000, 8,000, 11,500,
     8,506, 8,506 and 109,902 shares which may be acquired by Messrs. Bailey, Danielson, Drackett, Hayes, Kent, Prior, Pritzke, Pruim and Wooton and all directors and executive officers as a group upon the exercise of stock options which are exercisable within 60 days.
(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, reported sole voting power over 174,066 shares and sole dispositive power over 217,166 shares as of December 31, 1996.

_________________________________________________________________
            PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

     The Board of Directors of the Company is comprised of seven members. The Board has staggered terms, and each director is elected for a three-year term. At the annual meeting two current directors will stand for election. The Board of Directors has nominated R. Scott Hayes and Michael E. Kent to serve as directors for the terms indicated below. Directors are elected by a plurality of the votes cast. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.


     The following table sets forth for each nominee and for each director continuing in office, such person's name and age and the year he first became a director of the Company.

                                     Year First
                                     Elected or
                                      Appointed      Term
Name                       Age (1)    Director     to Expire
-----                      ------    -----------   ---------

                        BOARD NOMINEES

R. Scott Hayes              50           1989       2000(2)

Michael E. Kent             56           1989       2000(2)

                  DIRECTORS CONTINUING IN OFFICE

Donald C. Danielson         77           1989       1998

Paul W. Prior               75           1989       1998

Harry J. Bailey             54           1989       1999

Charles M. Drackett, Jr.    46           1989       1999

Ronald R. Pritzke           49           1992       1999

__________
(1)  At December 31, 1996.
(2)  Assuming the individual is elected.

     Listed below is certain information about the directors of the Company.

     R. SCOTT HAYES is senior partner in Scotten and Hinshaw, New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is Chairman of the Henry County Redevelopment Commission. He is past Chairman of the New Castle/Henry County Economic Development Corporation and the President and a director of BETA MU House Association, Inc. He has been a director of the Bank since 1984 and director of the Company since its formation.

     MICHAEL E. KENT is a consultant to Modernfold, Inc. of New Castle. Prior to his retirement in January 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold.
He was past president and is currently an advisory Director of the Alumni Board of the Department of Mechanical and Industrial Engineering at the University of Illinois. He has been a director of the Bank since 1987 and director of the Company since its formation.

     DONALD C. DANIELSON is Vice Chairman of City Securities Corporation of Indianapolis and serves on the boards of numerous closely held corporations. He was the President of the Board of Trustees of Indiana University for a number of years and served as National Chairman of the Fellowship of Christian Athletes. He is a member of the Board of Directors of the Indiana Chamber of Commerce. He has been a director of the Bank since 1971 and director of the Company since its formation.

     PAUL W. PRIOR is the Chairman of the Boards of the Company and Ameriana Savings Bank and has been a consultant to the Company and its subsidiaries since his retirement as Chief Executive Officer in December 1990. Mr. Prior retired as President of the Company in May 1990. He joined the Bank as Chairman of the Board, President and Chief Executive Officer in January 1973, after having served another savings institution as Chief Executive Officer for 20 years, and he became Chairman of the Board, President and Chief Executive Officer of the Company at the time of its formation in 1989. In 1984, Mr. Prior served as National Chairman of the United States League of Savings Institutions. He is a life member of the Board of Directors of the Indiana Chamber of Commerce.

     HARRY J. BAILEY has been President of the Company and the Bank since May 1990, and was appointed Chief Executive Officer in December 1990. Mr. Bailey had been the Executive Vice President and Chief Operating Officer of the Company since its formation in 1989 and of the Bank since February 1984. He has been a director of the Bank since 1987, a director of the Company since its formation and a director of the Association since 1992. From June 1983 to January 1984, Mr. Bailey acted as a consultant to financial institutions and, for a number of years, served in the legal department and as operations officer for thrift institutions in the Chicago area. Mr. Bailey is an attorney.

     CHARLES M. (KIM) DRACKETT, JR. is Vice Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana. He founded the Maximum Economic Yield Club in Lewisville to provide a means of sharing innovative farming techniques and is a participant at the Indiana Institute of Food and Nutrition in Indianapolis. He has been a director of the Bank since 1989 and director of the Company since its formation.

     RONALD R. PRITZKE is a partner in the law firm Pritzke & Davis in Greenfield, Indiana. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member and currently on the board of the Hancock County Community Foundation. In addition, he is a founding member and currently is the President of Regreening of Greenfield, Inc. For ten years, Mr. Pritzke served as a member of the Greenfield Public Library Board. He is a former member of the board of the Hancock County Cancer Society. Mr. Pritzke has been a director of the Company and the Bank since his appointment in December 1992.

_________________________________________________________________
       Meetings and Committees of the Board of Directors
_________________________________________________________________

     The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 1996, the Company's Board of Directors held 12 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during this period, except Paul W. Prior who was excused from four meetings which were held while he was out of state. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of the Bank and various committees thereof.

     The Company's Board of Directors has an Audit Committee, which is responsible for the review and evaluation of the Company's annual audit and related financial matters. This committee consists of Chairman Hayes and Directors Kent, Drackett and Pritzke. This committee met three times during fiscal 1996.

     The Company's Board of Directors has also appointed a Committee on Compensation and Stock Options, which is responsible for administering the wage, salary and stock option plans of the Company and the Bank. This committee consists of Chairman
Danielson and Directors Hayes and Kent. This committee met three times during fiscal 1996.

     The Company's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. The Company's Board met one time in this capacity during fiscal 1996.


_________________________________________________________________
                  Executive Compensation
_________________________________________________________________

COMPENSATION SUMMARY

     The following table sets forth information regarding cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Company's Chief Executive Officer, and (ii) the Company's only other executive officers whose total salary and bonus for any of the years indicated exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                     Annual Compensation
Name and Principal           --------------------------------
     Positions               Year        Salary        Bonus
------------------           ----        ------        -----
Harry J. Bailey              1996       $187,000      $33,700
  President and              1995        170,000        5,700
  Chief Executive Officer    1994        155,000       34,900

Howard J. Pruim              1996        128,000       16,700
  Senior Vice President and  1995        121,900        4,100
  Chief Financial Officer    1994        115,000       22,850

Edward J. Wooton             1996         98,800       12,900
  Senior Vice President      1995         95,000        3,200
  - Subsidiaries             1994         90,000       19,250

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding options exercised by the named executive officers during 1996 and the number and value of options held by such persons at the end of 1996.

                                                     Number of
                                                     Securities       Value of
                                                     Underlying      Exercisable
                                                     Exercisable     In-the-Money
                   Shares Acquired        Value        Options         Options
Name                 on Exercise       Realized(1)   at Year-End    at Year-End(2)
----               ---------------     -----------   -----------    --------------

Harry J. Bailey      20,400           $194,425       5,333          $11,823
Howard J. Pruim       2,000             17,375       4,666           10,353
Edward J. Wooton      2,800             23,450       4,666           10,353

_____________
(1) Difference between (i) the reported closing sale price per share on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market on the exercise date and (ii) the option exercise price per share.
(2) Difference between (i) the reported closing sale price per share on the Nasdaq National Market on the last trading day of the year and (ii) the option exercise price per share.


EMPLOYMENT AGREEMENTS

     The Bank has entered into employment agreements with its executive officers, including Harry J. Bailey, President and Chief Executive Officer of the Company and the Bank, Howard J. Pruim, Senior Vice President-Secretary/Treasurer and Chief Financial Officer of the Company and the Bank, and Edward J. Wooton, Senior Vice President - Subsidiaries of the Company and the Bank. The agreements currently provide for minimum annual salaries of $205,000, $134,000 and $105,800, respectively, and terms of three years. Each agreement provides for annual salary review by the Board of Directors, as well as inclusion of the employees in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. Each agreement terminates upon death, and is terminable by the Bank for "just cause" as defined in such agreements. If the Bank terminates any of these employees without just cause, the employee is entitled to a continuation of his salary for the remaining term of the agreement so long as the total of such payments does not exceed three times his final annual rate of salary. Any of these employees may terminate his agreement upon 30 days' notice to the Bank.

     Each of these agreements provides that in the event of disability, the Bank shall continue to pay the employee his full compensation for the first 18 months from the date of such disability at which time the Bank may terminate the agreement and the employee shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank's pension plan. The agreements provide that these amounts shall be offset by any amounts paid to the employees under any other disability program maintained by the Bank.

     Each of these employment agreements contains a provision stating that in the event of the termination of employment after any change in control of the Company or a change in the capacity or circumstances in which the employee is employed as contemplated by the agreement, the employee will be promptly paid a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change of control so long as such payment would not result in adverse tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). "Control" generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Company's stock. In the event of termination of employment resulting from a change in control which would activate such severance payment provisions, an estimated amount payable to Messrs. Bailey, Pruim and Wooton would be $491,300, $367,000 and $294,400, respectively, based upon their salaries during the five years ended December 31, 1996.

CONSULTING AGREEMENT

     Effective January 1, 1996, the Company renewed a consulting agreement with Paul W. Prior, the Chairman of the Boards of the Company and the Bank. Under the agreement, Mr. Prior has agreed to consult with senior management of the Company and its subsidiaries, including the Bank, on matters related to strategic planning, business development, proposed expansions, mergers or acquisitions and other business activities, consistent with his duties as Chief Executive Officer of the Company prior to his retirement. During the one year term of the agreement, Mr. Prior is entitled to receive an annual fee of $50,000, payable in monthly installments. Either Mr. Prior or the Company may terminate the agreement upon 60 days' prior written notice. The Company would be entitled to terminate the agreement in the event Mr. Prior were to breach the agreement or be determined by the Board of Directors to have engaged in conduct which is injurious to the Company. The agreement would terminate upon the death or disability of Mr. Prior. The agreement provides that Mr. Prior shall maintain the confidentiality of any confidential information acquired in the course of his consulting relationship with the Company and that, for two years following any termination of the agreement, Mr. Prior shall not contact any customer or client of the Company with a view toward selling any product or service competitive with the Company.

COMPENSATION OF DIRECTORS

     All of the members of the Company's Board of Directors are also members of the Bank's Board of Directors. The Company's directors receive fees of $3,600 annually. The Bank's and the Association's directors receive annual fees of $6,000 and $5,000, respectively, and $500 for each Board meeting they attend. Employees
who serve as directors do not receive directors' fees. The Bank's directors, except employee directors, also receive fees of $300 for each Board committee meeting they attend.

PENSION PLAN

     The following table shows the estimated annual benefits payable under the Bank's defined-benefit pension plan based upon the respective years-of-service and compensation indicated below as calculated under the plan.


Average of High               Years of Service at Age 65
 Five Years       ------------------------------------------------
Compensation         5          10       20        30        40
-------------     -------    -------   -------   -------   -------
$  50,000         $ 3,750    $ 7,500   $15,000   $22,500   $30,000
$  75,000           5,625     11,250    22,500    33,750    45,000
$ 100,000           7,500     15,000    30,000    45,000    60,000
$ 150,000          11,250     22,500    45,000    67,500    90,000

The compensation covered by the plan consists of the employee's salary and bonus (as set forth under "Annual Compensation" in the Compensation Summary table above) up to applicable legal limits (currently $150,000). As of December 31, 1996, Messrs. Bailey, Pruim and Wooton had 12, 23 and 11 years of service, respectively, under the plan. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

REPORT OF COMMITTEE ON COMPENSATION AND STOCK OPTIONS

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and has overall responsibility to review and recommend compensation plans and structure to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also reviews and makes recommendations on annual cash bonus programs, long-term incentive programs, grants of stock options and other executive benefits. The Committee has available to it access to independent compensation data.

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward exceptional corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, with attention given to rewarding management based upon the Company's level of performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value.

     Base salaries for all employees are determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the banking industry. Minimum, midpoint and maximum levels are then established within the base salary ranges that are used to recognize the performance of an individual.

     Annual salary adjustments are determined by evaluating any changes in compensation in the marketplace, the performance of the company, the performance of the executive, and any increased responsibilities assumed by
the executive. Above-average performance is recognized and rewarded by placing an executive at a higher level in the salary range.

     The Company has an annual incentive plan for executive officers. The purpose of this plan is to provide a direct financial incentive in the form of annual cash bonus to executives if the Company's annual goals relating to net income and return on equity are met. Threshold, target and maximum performance goals are set by the Board of Directors at the beginning of each fiscal year, as well as the maximum percentage of base salary that can be earned. Individual performance is taken into account in determining a portion of the bonus, but no bonus is paid unless predetermined threshold levels of net income and return on equity are met.

     A stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link to shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

     The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Bailey and the Bank. The Chief Executive Officer's base salary under the agreement was determined on the basis of the Committee's review and evaluation of the compensation of chief executives of other financial institutions similar in size to the company. The Chief Executive Officer's bonus is determined under the same criteria used for all executive officers as a group.

     In fiscal 1996, the Company exceeded the threshold performance objectives under the incentive bonus plan, and Mr. Bailey was awarded an additional 18% of his salary in recognition of his performance during the year. Although the Committee considered many factors, including the overall quality of management and leadership exhibited by Mr. Bailey during fiscal 1996, of particular importance to the Committee in determining the final amount of Mr. Bailey's bonus was the extent to which the Company exceeded its corporate performance objectives.

Donald C. Danielson (Chairman)
R. Scott Hayes
Michael E. Kent

Committee on Compensation and Stock Options
Ameriana Bancorp


STOCK PERFORMANCE

     The following graph shows the cumulative total return on the Company's common stock over the last five years, compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SICs) (the "Market Index") over the same period, as if $100 were invested on December 31, 1991 in the Company's common stock and each index. Cumulative total return represents the total increase in value since December 31, 1991, assuming reinvestment of all dividends paid.

            CUMULATIVE TOTAL SHAREHOLDER RETURN
        COMPARED WITH PERFORMANCE OF SELECTED INDEXES
          December 31, 1991 through December 31, 1996

    [Line graph appears here depicting the data set forth below.]

                       12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
                       --------  --------  --------  --------  --------  --------

Ameriana Bancorp       100.0     170.7     176.6     203.2     254.6     296.8
Savings Institutions   100.0     156.0     218.9     223.3     334.7     429.2
Nasdaq Stock Market    100.0     116.4     133.6     130.6     184.7     227.1


_________________________________________________________________
                  Transactions with Management
_________________________________________________________________

     The Bank offers mortgage and consumer loans to its directors, officers and employees. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made in the ordinary course of business and on substantially the same terms, including interest rates, as those prevailing at the time for nonaffiliated persons.

     The law firm of Scotten and Hinshaw, of which R. Scott Hayes, a director of the Company, the Chairman of the Audit Committee and a member of the Committee on Compensation and Stock Options, is a senior partner, serves as General Counsel to the Company and performs legal services to the Company and the Bank on a regular basis. Estimated legal fees for services rendered to the Company and its subsidiaries by the law firm of Scotten and Hinshaw during 1996 amounted to approximately $43,079.

_________________________________________________________________
     PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
_________________________________________________________________

     Geo. S. Olive & Co. LLC, which was the Company's independent auditing firm for 1996, has been retained by the Board of Directors to be the Company's auditors for 1997, subject to ratification by the Company's shareholders. A representative of Geo. S. Olive & Co. LLC is expected to be present at the Meeting, and he will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of auditors.

_________________________________________________________________
                         OTHER MATTERS
_________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should pro-perly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

_________________________________________________________________
                         MISCELLANEOUS
_________________________________________________________________

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors and officers of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's Annual Report to Shareholders for 1996 accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

_________________________________________________________________
                    SHAREHOLDER PROPOSALS
_________________________________________________________________

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at 2118 Bundy Avenue, New


Castle, Indiana 47362, no later than December 5, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Howard J. Pruim

                           HOWARD J. PRUIM
                           SECRETARY
New Castle, Indiana
April 4, 1997

_________________________________________________________________
                            FORM 10-K
_________________________________________________________________

     A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF MARCH 21, 1997, UPON WRITTEN REQUEST TO THE SECRETARY, AMERIANA BANCORP, 2118 BUNDY AVENUE, NEW CASTLE, INDIANA 47362.


                         REVOCABLE PROXY
                        AMERIANA BANCORP
_________________________________________________________________
                 ANNUAL MEETING OF SHAREHOLDERS
                           May 15, 1997
_________________________________________________________________

     The undersigned hereby appoints the full Board of Directors of the Company or a majority thereof with full powers of sub-stitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the main office of the Company, 2118 Bundy Avenue, New Castle, Indiana, Thursday, May 15, 1997, at 10:00 a.m. and at any and all adjournments thereof, as follows:

                                                        VOTE
                                                FOR    WITHHELD
                                                ---    --------
I.   The election as directors of all
     nominees listed below (except as
     marked to the contrary below).            [  ]     [   ]

     R. Scott Hayes
     Michael E. Kent

     INSTRUCTION:  TO WITHHOLD YOUR VOTE
     FOR ANY INDIVIDUAL NOMINEE, STRIKE A
     LINE THROUGH THE NOMINEE'S NAME IN THE
     LIST ABOVE.

                                               FOR    AGAINST   ABSTAIN
                                               ---    --------  -------
II.  The ratification of the appointment
     of Geo. S. Olive & Co. LLC as auditors
     for the fiscal year ending
     December 31, 1997.                        [  ]    [  ]      [  ]

     The Board of Directors recommends a vote "FOR" each of the listed propositions.

_________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 1997 ANNUAL MEETING.
_________________________________________________________________

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the meeting, a proxy statement dated April 4, 1997, and the Company's annual report to shareholders for the fiscal year ended December 31, 1996.

Dated: _______________________, 1997


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the enclosed card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

_________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
_________________________________________________________________